0 DuPont Third-Quarter 2016 Earnings CONFERENCE CALL OCTOBER 25, 2016

1 Regulation G This document includes information that does not conform to U.S. generally accepted accounting principles (GAAP) and are considered non-GAAP measures. These measures include the company’s consolidated results and earnings per share on an operating earnings basis, which excludes significant items and non-operating pension and other postretirement employee benefit costs (operating earnings and operating EPS), total segment pre-tax operating earnings, operating costs and corporate expenses on an operating earnings basis. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company’s segments, including allocating resources and evaluating incentive compensation. Management believes that these non-GAAP measurements are meaningful to investors as they provide insight with respect to ongoing operating results of the company and provide a more useful comparison of year-over-year results. From a liquidity perspective, management uses free cash flow which is defined as cash provided/used by operating activities less purchases of property, plant and equipment. Free cash flow is useful to investors and management to evaluate the company’s cash flow and financial performance, and is an integral financial measure used in the company’s financial planning process. These non-GAAP measurements supplement our GAAP disclosures and should not be viewed as an alternative to GAAP measures of performance. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Filings and Reports – Reconciliations and Other Data. Reconciliations of non-GAAP measures to GAAP are also included with this presentation. Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses;

2 and risks related to the agreement entered on December 11, 2015, with The Dow Chemical Company pursuant to which the companies have agreed to effect an all-stock merger of equals, including the completion of the proposed transaction on anticipated terms and timing, the ability to fully and timely realize the expected benefits of the proposed transaction and risks related to the intended business separations contemplated to occur after the completion of the proposed transaction. Important risk factors relating to the proposed transaction and intended business separations include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form S-4 declared effective by the SEC on June 9, 2016 (File No. 333-209869), as last amended, (the “Registration Statement”) in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements regarding the proposed transaction and intended business separations, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. The company undertakes no duty to publicly revise or update any forward-looking statements as a result of future developments, or new information or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Developing Markets Total developing markets is comprised of Developing Asia, Developing Europe, Middle East & Africa, and Latin America. A detailed list of all developing countries is available on the Earnings News Release link on the Investor Center website at www.dupont.com.

3 3Q 2016 Financial Results $ in millions, except EPS 3Q16 vs. 3Q15 EPS US GAAP earnings* $0.01 (93%) Operating earnings** $0.34 162% Segment Operating Earnings* $607 40% 3Q16 vs. 3Q15 Consolidated Net Sales $4,917 1% Volume*** 3% Local Price & Product Mix*** (2%) Currency Impact - Portfolio - * 2016 US GAAP earnings included charges of $0.25 per share primarily related to an asset impairment and transaction costs. Prior year earnings included a benefit of $0.10 per share primarily related to insurance recoveries. ** See appendix for reconciliations of non-GAAP measures *** Organic sales growth is defined as the sum of local price & product mix and volume.

4 3Q 2016 EPS Variance $0.15 $0.03 $0.04 ($0.01) 3Q15 Segment Results Tax Rate Corp Expenses Interest 3Q16 ($0.01) GAAP EPS $0.14 3Q15 Sig Items & Non-Op Pension* ($0.33) GAAP EPS $0.01 3Q16 Sig Items & Non-Op Pension* Operating EPS* $.13 Operating EPS* $.34 • See appendix for details of significant items and reconciliation of non-GAAP measures  Segment results increased $0.15 per share, including a benefit from currency of $0.01 per share. The improvement in segment results was primarily due to cost savings and volume growth across most segments.  A lower tax rate as a result of a shift in the geographic mix of earnings benefitted earnings by $0.04 per share.  A decrease in corporate expenses, primarily due to cost savings, contributed $0.03 per share in the quarter.  Higher interest expense negatively impacted results by $0.01 per share. Key Factors

3Q 2016 Segment Operating Earnings Variance
($ in millions)



$433
Segment Operating Earnings*
$54
$33
$29
$21
$17
$16
$4
$607
Total Segment Operating Earnings*
3Q15
PM
N&H
Other
Ag
IB
PS
E&C
3Q16

Key Factors

- Performance Materials grew as cost savings, increased demand in automotive markets (primarily in China), and lower product costs more than offset a negative impact from currency. Prior year earnings included a net benefit from a joint venture.
- Nutrition & Health increased on continued broad-based volume growth led by probiotics, cultures and ingredient systems, cost savings and lower product costs.
- Other increased on lower costs associated with discontinued businesses, primarily environmental costs.
- Agriculture results increased as cost savings, higher volumes and a benefit from currency were partially offset by lower local price and higher product costs.
- Industrial Biosciences improved as increased demand in bioactives and biomaterials and cost savings more than offset lower volume in CleanTech.
- Protection Solutions results increased driven by cost savings and volume growth.
- Electronics & Communications increased as cost savings more than offset lower demand, driven by declines in Tedlar® film and continued weakness in consumer electronics.

*See appendix for details of significant items and reconciliation of non-GAAP measures

5

6 Balance Sheet and Cash September 30, 2016 Free Cash Flow • Reflects normal seasonal cash outflow • Year-over-year improvement of $1.3 billion  Working capital improvement of ~$400 million  Lower tax payments of ~$200 million  Capex spend down ~$300 million, 28 percent  Absence of net cash outflow of ~$400 million associated with Chemours Balance Sheet • $5.8 billion in net debt** • Increased since year-end due to normal seasonal working capital requirements • $416MM in share repurchases; 6 million shares retired Expected Uses of Cash for 2016 • $1.3 billion for normal dividends • Capex spend est. $1.1 billion for FY 2016 • Open market share repurchases -4.0 -3.0 -2.0 -1.0 0.0 2015 2016 $ B il li o n s 0 4 8 12 16 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 $ B ill io n s Gross Debt Cash Net Debt** Free Cash Flow* Cash and Debt * Free Cash Flow is cash used for operating activities of ($1,077MM) and ($1,845MM) less purchases of plant, property and equipment of $759MM and $1,291MM for the period ended September 30, 2016, and 2015, respectively. ** See appendix for reconciliation of non-GAAP measures.

7 Full-Year 2016 Expectations and Outlook * See appendix for reconciliation of Non-GAAP measures • Base tax rate now expected to be ~23%, a headwind to FY 2016 operating EPS of $0.07 per share Revised FY 2016 Guidance vs. July Guidance vs. Prior Year GAAP EPS ~$2.71 30% increase Operating EPS* $3.25 + $0.10 from low end of range 17% increase

2013 Highlights Cost Savings Update 2016 Global Cost Savings and Restructuring Plan: Achieve $1.0B of run rate cost savings by year-end 2016; represents ~$730 million in cost reductions in 2016 3Q16 QTD ($ in millions) GAAP Basis* Operating Earnings** Basis Operating costs* $24, up 2% ($235), down 14% SG&A ($30), down 3% ($151), down 15% Corporate expenses Up 73% Down 25% *Operating costs defined as other operating charges, selling, general & administrative, and research & development costs. GAAP basis includes $122 million of transaction costs associated with the pending merger with Dow and related activities. **See appendix for reconciliation of non-GAAP measures. 8

9 Performance Materials 3Q14 3Q15 3Q16 0% 6% 12% 18% 24% 30% 0 80 160 240 320 400 M a rg in $ in M ill io n s 3Q Operating Earnings 3Q Sales Vol 4%, Local Price -2%, Currency 0%, Port./Other 0% $ in M ill io n s 1,302 1100 1200 1300 1400 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 1,334 3Q Comments • Sales – Up 2 percent on higher volume partially offset by lower local price. • Volume increased 4 percent, driven by increased demand in automotive markets, primarily in China. • Price declined 2 percent, primarily due to pressure for raw materials pass- through. • Operating Earnings – Operating earnings of $371 million increased 17 percent as cost savings, increased volume, and lower product costs more than offset a $14 million negative impact from currency and the absence of $16 million net benefit from a joint venture in the prior year. • Operating margins expanded by about 350 basis points to 28 percent reaching the highest operating margin and operating earnings in the past 6 years. 4Q Outlook • According to IHS, global autobuilds are expected to be up 2% in the quarter; autobuild growth in China is expected to be flat. • Sales – Expected to be up low-single-digits percent driven by higher volume in automotive markets partially offset by lower local pricing. • Operating Earnings – Expected to be up low-single-digit percent as lower costs and volume growth are partially offset by lower pricing driven by pressure for raw materials pass-through. • Operating earnings growth will be negatively impacted by $33 million of benefits from the sale of a business and realization of tax benefits associated with a manufacturing site which were recorded in the fourth quarter of 2015.

10 Nutrition & Health 3Q14 3Q15 3Q16 0% 6% 12% 18% 30 60 90 120 150 M a rg in $ i n M il li o n s 3Q Comments • Sales – 2 percent higher as 4 percent higher volumes were partially offset by lower local price and negative currency impact. • Continued broad-based volume growth led by probiotics, cultures and ingredient systems. • Operating Earnings – Increased $33 million, or 32 percent, on volume growth, cost savings and lower product costs. • Operating margin improved 380 basis points; 13 consecutive quarters of year-over-year improvement. 4Q Outlook • Market conditions to remain challenging especially in the Middle East and Latin America. • Sales – Expected to be up in the low-single-digit percent range with continued strength in probiotics and cultures. • Operating Earnings – Expected to be up in the mid-30 percent range driven by cost savings and volume growth. 3Q Operating Earnings 3Q Sales Vol 4%, Local Price -1%, Currency -1%, Port./Other 0% 700 750 800 850 900 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 $ in M ill io n s 810 823

11 Agriculture Pioneer, Crop Protection 3Q14 3Q15 3Q16 -20.0% -15.0% -10.0% -5.0% 0.0% -225 -180 -135 -90 -45 0 M a rg in $ in M ill io n s 4Q Outlook • Expect continued commodity price weakness in the agriculture sector. • Continued successful introduction of Leptra® corn hybrids for Brazil summer season; Crop protection portfolio growing in Asia with the Zorvec™ launch and growth in Cyazypyr® and Rynaxypyr®. • Sales – Expect sales to be down in the mid-single-digits percent due to the change in timing of deliveries of seeds primarily driven by the route-to-market change in the Southern US. • Operating Earnings – Expect seasonal loss to be nearly half of what it was in the same quarter of last year driven by favorable currency rates, cost savings, and increased volumes in Crop Protection, primarily Asia insecticides and fungicides, partially offset by the negative impact of the timing of seed deliveries. 3Q Comments • The industry continues to face challenging conditions driven by low commodity prices, declining farm incomes, and tightened credit availability in key markets. • Sales – Up 2 percent as higher volumes and favorable currency rates were partially offset by lower local pricing and portfolio changes. • Seed sales were up 10 percent and crop protection sales were down 4 percent. • Operating Earnings – Improvement in seasonal loss of $21 million as cost savings, higher volume, and a $28 million benefit from currency more than offset lower local price and higher product costs. • Prior year operating earnings included a $27 million gain from asset sales and a $21 million benefit related to prior periods. • Operating margins improved by 230 basis points. 3Q Operating Earnings 3Q Sales Vol 4%, Local Price -3%, Currency 2%, Port./Other -1% 1,000 1,050 1,100 1,150 1,200 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 1,093 $ in M ill io n s 1,119

12 Industrial Biosciences 3Q14 3Q15 3Q16 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 0 20 40 60 80 M a rg in $ in M ill io n s Note: DuPont Sustainable Solutions, previously reported within the company’s Safety & Protection segment (now Protection Solutions), was comprised of two business units: clean technologies (CleanTech) and consulting solutions. Effective January 1, 2016, the clean technologies business unit became part of Industrial Biosciences and the consulting business unit became part of Other. 3Q Operating Earnings 3Q Sales Vol 5%, Local Price 0%, Currency -1%, Port./Other 1% 250 300 350 400 450 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 $ in M ill io n s 374 392 3Q Comments • Sales – Increased 5 percent due to strong volume growth. • Volume growth in bioactives and gains in sales of biomaterials were partly offset by softness in CleanTech. • Operating Earnings – Increased 28 percent on sales gains and cost savings. • Operating margins expanded by 360 basis points. 4Q Outlook • Sales: Comparable with the prior year’s quarter with volume gains in bioactives and biomaterials offset by softness from CleanTech. • Anticipate volume growth in bioactives across all industry segment, supported by new product launches. • Operating Earnings – Expected to be up by the mid-single- digits percent due to cost savings and continued growth in bioactives, offset by weakness in CleanTech.

13 Protection Solutions 3Q14 3Q15 3Q16 0% 5% 10% 15% 20% 25% 0 50 100 150 200 M a rg in $ in M ill io n s 3Q Operating Earnings 3Q Sales Vol 1%, Local Price -1%, Currency 0%, Port./Other 0% Note: DuPont Sustainable Solutions, previously reported within the company’s Safety & Protection segment (now Protection Solutions), was comprised of two business units: clean technologies (CleanTech) and consulting solutions. Effective January 1, 2016, the clean technologies business unit became part of Industrial Biosciences and the consulting business unit became part of Other. 600 650 700 750 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 723 722 $ in M ill io n s 3Q Comments • Sales – Flat with volume gains offset by lower local prices. • Demand for Tyvek® protective material in the construction market drove volume gains. Sales of Corian ® surfaces in North America and Zodiaq ® surfaces also rose. However, demand from the oil and gas industry and the military remained soft, impacting sales of Nomex® thermal-resistant fiber and Kevlar® high-strength materials. • Operating Earnings – Increased 11 percent on benefits from cost savings and higher volumes. • Operating margin expanded by 225 basis points. 4Q Outlook • Continued weakness in oil and gas markets pressuring top line growth. • Sales – Comparable with the prior year’s quarter with gains from Kevlar ® high-strength materials and continued growth in Surfaces offset by declines in Nomex ® thermal-resistant fiber. • Operating Earnings – Up by the high-single-digit percent, driven by cost savings.

14 Electronics & Communications 3Q14 3Q15 3Q16 0% 5% 10% 15% 20% 25% 0 30 60 90 120 M a rg in $ in M ill io n s 3Q Comments • Sales – Down 7 percent on lower demand for Tedlar® film and continued weakness in consumer electronics markets. • Declines in Tedlar® were driven by reduced demand in China photovoltaics, primarily as a result of the feed-in-tariff reductions at the end of the second quarter. • Operating Earnings – Increased 4 percent to $108 million as cost savings more than offset the impact of lower sales. • Operating margin improved by about 240 basis points. 4Q Outlook • Expect PV market demand to remain strong but down year over year in China due to feed-in-tariff reductions. • Solamet® paste sales continuing to grow sequentially on new product launches. • Sales – Expected to be about flat on continued weakness in consumer electronics and lower Tedlar® sales. • Operating Earnings – Expected to be up high-single-digits percent on cost savings. 3Q Operating Earnings 3Q Sales Vol -6%, Local Price -1%, Currency 0%, Port./Other 0% 400 450 500 550 3Q15 Volume Local Price 3Q16 (ex-curr & portf.) Curr. Portf./ Other 3Q16 $ i n M il li o n s 532 493

15 Appendix 1 Third Quarter 2016 Segment Commentary This data should be read in conjunction with the Company’s third quarter earnings news release dated October 25, 2016, DuPont’s 3Q 2016 Earnings Conference Call presentation materials and reconciliations of non-GAAP to GAAP measures included in the presentation materials and posted on the DuPont Investor Center website at www.dupont.com.

16 Agriculture Under a backdrop of challenging market conditions, our Ag segment continues to execute well. For the third quarter in a row, the segment has delivered strong results. Ag sales were $1.1 billion and operating earnings for the quarter were a seasonal loss of $189 million. Operating margins improved 230 basis points. The solid performance was driven by a strong start to the Brazil summer season with our new Leptra® hybrids continuing their successful launch. Favorable currency and cost savings also helped to drive earnings improvement. Our third quarter volume increased 4 percent with growth in both corn and soybean seeds partially offset by lower crop protection volume, due to continued low pest pressure and high industry inventories. In Latin America, farmers chose a stronger mix of Pioneer’s newest corn hybrids resulting in higher net corn price. The third-quarter seasonal operating earnings loss improved by $21 million, driven by cost savings, higher volumes, and a $28 million benefit from currency. It is important to note that the $21 million improvement came despite the absence of $48 million of one-time benefits which were recorded in the third quarter of last year. Year-to-date sales of $8.1 billion grew organically by 2 percent driven equally by volume and price. In corn seed we have grown sales by 4 percent year-to-date also driven by both volume and price improvement. This was enabled by building upon our leading positions in high-value global markets including North America, Brazil, Mexico, Southern Europe and South Africa, driven by the performance of our newest products and continued enhancements to our direct route-to-market. Our year-to-date segment operating earnings increased 5 percent, driven by cost savings and favorable pricing, which provided us the ability to overcome currency headwinds and weakness in the crop protection industry. Segment Commentary Third Quarter Earnings 2016

17 Agriculture (continued) Segment Commentary Third Quarter Earnings 2016 Turning to our outlook for the final quarter of the year, we currently expect sales to be down in the mid-single- digits percent range and the seasonal operating earnings loss to be nearly half of what it was in the same quarter of last year. The fourth-quarter outlook is pressured by timing in two respects. First, we are shifting seed deliveries from the fourth quarter to the first quarter of 2017, primarily driven by our Southern route-to- market change to a sales agency model, which is similar to the approach we utilize in the Midwest; and second, we realized sales in the third quarter to the detriment of the fourth quarter, primarily in Asia and Africa. The Ag industry continues to face tough conditions with challenging commodity prices leading to a further decline in net farmer income and high channel inventories. However, one thing remains clear – global demand continues to climb, which places an emphasis on innovation to meet farmers’ financial goals and the needs of a growing population. We are helping to drive productivity to meet those needs through our new product introductions such as our latest corn genetics, Leptra® and Qrome® corn products; our newest crop protection products, such as our ZorvecTM fungicide; and continued expansion of our EncircaSM services digital Ag offering, which will be on more than 2 million paid acres this year, up more than 2 times versus last year.

18 Nutrition & Health Sales were 2 percent higher as continued broad-based volume growth of 4 percent – led by probiotics, cultures and ingredient systems – was partially offset by lower local price and the negative impact from currency. Demand for probiotics continued to be strong with over 30-percent volume growth in the quarter, primarily in the U.S. From a regional perspective, volume grew double-digits in Asia Pacific, driven by demand for ingredient systems and cultures in China. Operating earnings of $135 million increased $33 million, or 32 percent, on volume growth, cost savings and lower product costs. The business delivered 380 basis points of operating margin improvement and has now grown operating margins year-over-year for thirteen consecutive quarters. Looking ahead to the fourth quarter, market conditions are expected to remain challenging, particularly in the Middle East and Latin America. In the fourth quarter, we expect sales to be up low-single-digits percent with continued strength in probiotics and cultures . Operating earnings are expected to be up in the mid-30 percent range benefitting from cost savings and volume growth. Segment Commentary Third Quarter Earnings 2016

19 Performance Materials Sales of $1.3 billion were up 2 percent over prior year driven by higher volume. Price declined 2 percent in the quarter, driven by pricing pressures for raw material pass-through. Segment volume increased 4 percent driven by increased demand in Asia Pacific automotive markets, primarily China. According to IHS, global automotive demand rose about 5 percent in the third quarter with strong growth in the Asia Pacific region, primarily China. IHS is forecasting year-over-year growth of 3 percent in 2016, with 2 percent growth in the fourth quarter versus prior year. Operating earnings of $371 million increased 17 percent as cost savings, increased volume, and lower product costs, more than offset a $14 million negative impact from currency, as well as the absence of $16 million net benefit from a joint venture in the prior year. Operating margins expanded by about 350 basis points to 28 percent reaching the highest operating margin and operating earnings in the past 6 years. For the fourth quarter, we expect sales and operating earnings to be up in the low-single-digit percent range. Operating earnings growth will be negatively impacted by $33 million of benefits from the sale of a business and realization of tax benefits associated with a manufacturing site which were recorded in the fourth quarter of 2015. Segment Commentary Third Quarter Earnings 2016

20 Industrial Biosciences* Third-quarter sales of $392 million for Industrial Biosciences increased 5 percent. Volumes for the segment rose by 5 percent, while portfolio gains were offset by currency. Strong growth in bioactives and biomaterials more than offset lower CleanTech licensing volumes. The strong growth in bioactives reflected volume gains associated with new product launches and gains in home and personal care products, food and grain processing. Sales of biomaterials rose due to volume growth in apparel, partially offset by softness in flooring. While CleanTech acid revenues grew in the quarter, overall CleanTech sales declined due to weaker aftermarket volumes. Operating earnings of $78 million increased $17 million or 28 percent in the quarter. Sales gains and cost savings drove the operating earnings improvement. Operating margin expansion was robust, rising 360 basis points year over year. Turning to the fourth quarter, we anticipate sales comparable to the prior year as volume growth in bioactives and biomaterials is offset by continued softness from CleanTech. We expect fourth-quarter operating earnings to rise versus the prior year by mid-single-digits percent, as we capture benefits from cost savings and continued sales growth in bioactives, partly offset by lower volumes from CleanTech. * On 1/1/2016, the Clean Technologies business unit within DuPont Protection Solutions became part of Industrial Biosciences. Reclassification of prior year data has been made to reflect the current year classification. Segment Commentary Third Quarter Earnings 2016

21 Protection Solutions* Sales of $722 million in the third quarter were comparable with the prior year. The benefit of a 1-percent improvement in volume was offset by a 1-percent reduction from price/mix. Demand for Tyvek® protective material sold into the construction market drove volume gains. Sales in Surfaces increased, reflecting volume growth for Corian® surfaces in the North American market, along with gains from Zodiaq® surfaces. However, demand from the oil and gas industry and the military remained soft. Slightly lower sales of Nomex® thermal-resistant fiber and Kevlar® high-strength materials nearly offset gains from Tyvek® and Surfaces. Operating earnings of $162 million increased 11 percent for the quarter, benefitting from cost savings and higher volumes. Operating earnings margin expanded by 225 basis points. Turning to the fourth quarter, sales are expected to be about even with prior year. Gains from Kevlar®, including fiber optic cables and composite structures, and continued growth in Surfaces are expected to be offset by declines in Nomex®, due to continued weakness in the oil and gas industry. Sales of Tyvek® are expected to be similar to the prior year. We anticipate that our operating earnings will rise by the high-single-digit percent, including gains from cost savings. * DuPont Sustainable Solutions, previously within this segment, was comprised of two business units: Clean Technologies and consulting solutions. On 1/1/2016, the Clean Technologies business unit became part of Industrial Biosciences, and consulting solutions became part of Other. Reclassification of prior-year data has been made to reflect the current-year classification. Segment Commentary Third Quarter Earnings 2016

22 Electronics & Communications Third-quarter sales declined 7 percent on lower demand for Tedlar® film and continued weakness in consumer electronics markets, as well as lower local pricing. Declines in Tedlar® were driven by lower demand in China photovoltaics, primarily as a result of the feed-in-tariff reductions at the end of the second quarter. Operating earnings of $108 million increased 4 percent, as cost savings more than offset the impact of lower sales. Operating margins expanded by about 240 basis points year over year. For the fourth quarter we expect sales to be about flat with prior year on continued weakness in consumer electronics markets and reduced demand for Tedlar®, primarily in China, due to feed-in-tariff reductions in the photovoltaics market. Operating earnings are anticipated to increase high-single-digits percent on cost savings. Segment Commentary Third Quarter Earnings 2016

INDEX PAGE SELECTED OPERATING RESULTS 24 SELECTED INCOME STATEMENT DATA 25 SEGMENT NET SALES 26 SEGMENT OPERATING EARNINGS 27 SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME; DEPRECIATION AND AMORTIZATION BY SEGMENT 28 RECONCILIATION OF NON-GAAP MEASURES 29-32 RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE 33 Note: Management believes that an analysis of operating earnings (as defined on page 24), a "non-GAAP" measure, is meaningful to investors because it provides insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES QUARTERLY SUPPLEMENTAL FINANCIAL DATA AND NON-GAAP RECONCILIATIONS (UNAUDITED) September 30, 2016 DuPont Sustainable Solutions, previously within the company's Safety & Protection segment (now Protection Solutions) was comprised of two business units: clean technologies and consulting solutions. Effective January 1, 2016, the clean technologies business is reported in the Industrial Biosciences segment and the consulting solutions business unit is reported within Other. Reclassifications of prior year data have been made to conform to current year classifications.

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED OPERATING RESULTS (UNAUDITED)

(dollars in millions)

	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14
INCOME STATEMENT DATA														
Consolidated Net Sales	19,383	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594
Operating Earnings After Income Taxes, Attributable to DuPont [(1)] (Non-GAAP)	2,500	298	1,093	1,109	2,503	239	117	994	1,153	3,110	519	361	907	1,323
Significant Items - After-tax	(37)	(216)	19	160	(348)	(411)	88	32	(57)	112	79	(9)	44	(2)
Non-Operating Pension & OPEB Costs - After-tax [(2)]	(208)	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)	(87)	(21)	(22)	(22)	(22)
Income from Continuing Operations After Income Taxes Attributable to DuPont (GAAP)	2,255	9	1,023	1,223	1,889	(228)	131	969	1,017	3,135	577	330	929	1,299
Depreciation	707	234	235	238	978	248	241	245	244	1,006	248	247	261	250
STATEMENT OF CASH FLOW DATA [(3)]														
Cash (Used for) Provided by Operating Activities	(1,077)	426	341	(1,844)	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)
Capital Expenditures [(4)]	761	254	149	358	1,705	355	362	378	610	2,062	714	544	462	342

	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
INCOME STATEMENT DATA							
Consolidated Net Sales	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Operating Earnings After Income Taxes, Attributable to DuPont [(1)] (Non-GAAP)	2,926	392	249	1,003	1,282	2,238	2,210
Significant Items - After-tax	(377)	(292)	(27)	(78)	20	(657)	(238)
Non-Operating Pension & OPEB Costs - After-tax [(2)]	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Income from Continuing Operations After Income Taxes Attributable to DuPont (GAAP)	2,193	20	128	841	1,204	1,144	1,617
Depreciation	1,027	258	254	253	262	1,065	941
STATEMENT OF CASH FLOW DATA [(3)]							
Cash (Used for) Provided by Operating Activities	3,179	5,512	298	36	(2,667)	4,849	5,152
Capital Expenditures [(4)]	1,940	674	478	449	339	1,890	1,910

(1) Operating earnings are defined as earnings from continuing operations (GAAP) excluding "significant items" and "non-operating pension and other post-employment benefit (OPEB) costs". Non-operating pension/OPEB costs includes all of the components of net periodic benefit cost from continuing operations with the exception of the service cost component.

(2) First quarter 2015 includes the impact of an after-tax exchange loss on non-operating pension of $23.

(3) Data is on a total company basis.

(4) Includes purchases of property, plant and equipment and investment in affiliates.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 24 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SELECTED INCOME STATEMENT DATA
OPERATING EARNINGS (UNAUDITED)
(dollars in millions, except per share)

	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Consolidated Net Sales	19,383	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883
Total Segment Operating Earnings (1)	3,937	607	1,613	1,717	4,243	553	433	1,447	1,810	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Adjusted EBIT (Operating Earnings) (1) (2)	3,459	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Adjusted EBITDA (Operating Earnings) (1) (2)	4,438	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308
Operating Earnings Before Income Taxes (1)	3,195	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Operating Earnings Per Share (1) (3)	2.84	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34

(1) See Reconciliation of Non-GAAP Measures.

(2) Adjusted EBIT from operating earnings is operating earnings (as defined on page 24) before income taxes, net income attributable to noncontrolling interests and interest expense.
Adjusted EBITDA from operating earnings is adjusted EBIT from operating earnings before depreciation and amortization of intangible assets.

(3) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 25 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SEGMENT NET SALES (UNAUDITED)

(dollars in millions)

SEGMENT NET SALES	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	8,123	1,119	3,218	3,786	9,798	1,550	1,093	3,218	3,937	11,296	1,732	1,563	3,610	4,391	11,728	1,804	1,630	3,629	4,665	10,421	9,165
Electronics & Communications	1,439	493	494	452	2,070	493	532	528	517	2,381	571	620	613	577	2,534	639	635	648	612	2,684	3,154
Industrial Biosciences	1,099	392	355	352	1,478	397	374	357	350	1,624	418	407	404	395	1,631	424	410	416	381	1,604	1,074
Nutrition & Health	2,459	823	835	801	3,256	807	810	826	813	3,529	843	899	926	861	3,473	872	868	865	868	3,422	2,460
Performance Materials	3,918	1,334	1,335	1,249	5,305	1,284	1,302	1,338	1,381	6,059	1,441	1,531	1,567	1,520	6,166	1,505	1,580	1,599	1,482	6,095	6,445
Protection Solutions	2,237	722	786	729	3,039	720	723	806	790	3,304	784	834	885	801	3,229	807	820	841	761	3,122	3,295
Other	108	34	38	36	184	48	39	48	49	213	60	51	53	49	237	68	57	62	50	262	290
CONSOLIDATED NET SALES	19,383	4,917	7,061	7,405	25,130	5,299	4,873	7,121	7,837	28,406	5,849	5,905	8,058	8,594	28,998	6,119	6,000	8,060	8,819	27,610	25,883

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations

26

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E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

OPERATING EARNINGS (UNAUDITED)

(dollars in millions)

SEGMENT OPERATING EARNINGS	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15
Agriculture	1,777	(189)	865	1,101	1,646	(54)	(210)	772	1,138
Electronics & Communications	260	108	93	59	359	87	104	89	79
Industrial Biosciences	203	78	62	63	243	78	61	50	54
Nutrition & Health	369	135	130	104	373	85	102	100	86
Performance Materials	969	371	325	273	1,216	281	317	301	317
Protection Solutions	526	162	188	176	641	147	146	181	167
Other	(167)	(58)	(50)	(59)	(235)	(71)	(87)	(46)	(31)
TOTAL SEGMENT OPERATING EARNINGS	3,937	607	1,613	1,717	4,243	553	433	1,447	1,810
Corporate Expenses	(252)	(83)	(83)	(86)	(573)	(160)	(111)	(148)	(154)
Interest Expense	(278)	(93)	(93)	(92)	(322)	(82)	(82)	(74)	(84)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS (Non-GAAP)	3,407	431	1,437	1,539	3,348	311	240	1,225	1,572
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(795)	(101)	(323)	(371)	(712)	(7)	(91)	(268)	(346)
Net After-tax Exchange (Losses) Gains (1)	(98)	(28)	(17)	(53)	(127)	(68)	(32)	42	(69)
Less: Net Income Attr. to Noncontrolling Interests	14	4	4	6	6	(3)	-	5	4
OPERATING EARNINGS (Non-GAAP)	2,500	298	1,093	1,109	2,503	239	117	994	1,153
Net Income Attributable to Noncontrolling Interests	14	4	4	6	6	(3)	-	5	4
Non-Operating Pension & OPEB Costs - After-tax (1)	(208)	(73)	(89)	(46)	(266)	(56)	(74)	(57)	(79)
Significant Items - After-tax	(37)	(216)	19	160	(348)	(411)	88	32	(57)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES (GAAP)	2,269	13	1,027	1,229	1,895	(231)	131	974	1,021

SEGMENT OPERATING EARNINGS	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	2,352	134	(56)	835	1,439	2,480	90	(56)	937	1,509	2,129	1,776
Electronics & Communications	336	92	90	84	70	314	90	92	90	42	237	420
Industrial Biosciences	269	69	58	71	71	232	61	58	61	52	228	130
Nutrition & Health	369	79	99	103	88	286	79	76	59	72	305	201
Performance Materials	1,267	326	366	293	282	1,249	287	357	322	283	1,140	945
Protection Solutions	672	169	174	181	148	553	161	141	137	114	475	532
Other	(233)	(81)	(45)	(51)	(56)	(208)	(52)	(65)	(25)	(66)	(125)	171
TOTAL SEGMENT OPERATING EARNINGS	5,032	788	686	1,516	2,042	4,906	716	603	1,581	2,006	4,389	4,175
Corporate Expenses	(677)	(134)	(167)	(174)	(202)	(773)	(206)	(164)	(198)	(205)	(842)	(801)
Interest Expense	(377)	(87)	(93)	(94)	(103)	(448)	(108)	(108)	(115)	(117)	(464)	(447)
OPERATING EARNINGS BEFORE INCOME TAXES AND EXCHANGE (LOSSES) GAINS (Non-GAAP)	3,978	567	426	1,248	1,737	3,685	402	331	1,268	1,684	3,083	2,927
Provision For Income Taxes on Operating Earnings, Excluding Taxes on Exchange (Losses) Gains	(692)	(13)	(56)	(279)	(344)	(680)	24	(36)	(290)	(378)	(685)	(544)
Net After-tax Exchange (Losses) Gains (1)	(166)	(35)	(8)	(59)	(64)	(66)	(34)	(43)	29	(18)	(136)	(134)
Less: Net Income Attr. to Noncontrolling Interests	10	-	1	3	6	13	-	3	4	6	24	39
OPERATING EARNINGS (Non-GAAP)	3,110	519	361	907	1,323	2,926	392	249	1,003	1,282	2,238	2,210
Net Income Attributable to Noncontrolling Interests	10	-	1	3	6	13	-	3	4	6	24	39
Non-Operating Pension & OPEB Costs - After-tax (1)	(87)	(21)	(22)	(22)	(22)	(356)	(80)	(94)	(84)	(98)	(437)	(355)
Significant Items - After-tax	112	79	(9)	44	(2)	(377)	(292)	(27)	(78)	20	(657)	(238)
INCOME FROM CONTINUING OPERATIONS AFTER INCOME TAXES (GAAP)	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656

(1) In the first quarter 2015, the impact of an after-tax exchange loss on non-operating pension of $23 is excluded from Net After-tax Exchange Losses and is included within Non-Operating Pension & OPEB Costs-After tax above.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 27 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

SIGNIFICANT ITEMS BY SEGMENT - PRETAX OPERATING INCOME (UNAUDITED)

(dollars in millions)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15
Agriculture	(51)	(13)	35	(73)	148	(30)	147	(4)	35
Electronics & Communications	13	(2)	8	7	(78)	(89)	-	11	-
Industrial Biosciences	(154)	(158)	3	1	(61)	(60)	-	(1)	-
Nutrition & Health	12	(1)	12	1	(50)	(46)	-	(4)	-
Performance Materials	7	2	9	(4)	(62)	(60)	-	(2)	-
Protection Solutions	10	-	7	3	105	(8)	-	113	-
Other	(3)	-	-	(3)	(40)	-	-	(3)	(37)
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	(166)	(172)	74	(68)	(38)	(293)	147	110	(2)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13
Agriculture	316	363	-	(47)	-	(351)	(196)	(40)	(80)	(35)
Electronics & Communications	(84)	(16)	-	(68)	-	(131)	(131)	-	-	-
Industrial Biosciences	(20)	(16)	-	(4)	-	(1)	(1)	-	-	-
Nutrition & Health	(15)	(7)	-	(8)	-	6	6	-	-	-
Performance Materials	292	(70)	-	362	-	(16)	(16)	-	-	-
Protection Solutions	(45)	(17)	-	(28)	-	6	6	-	-	-
Other	(10)	(7)	-	(3)	-	1	1	-	-	-
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	434	230	-	204	-	(486)	(331)	(40)	(80)	(35)

SEGMENT PRETAX IMPACT OF SIGNIFICANT ITEMS	Year 2012	Year 2011
Agriculture	(469)	(225)
Electronics & Communications	(37)	-
Industrial Biosciences	(10)	(79)
Nutrition & Health	(49)	(126)
Performance Materials	(104)	47
Protection Solutions	(51)	-
Other	(137)	-
TOTAL SIGNIFICANT ITEMS BY SEGMENT - PRETAX	(857)	(383)

DEPRECIATION AND AMORTIZATION BY SEGMENT

(dollars in millions)

DEPRECIATION AND AMORTIZATION	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15
Agriculture	343	72	126	145	453	79	74	139	161
Electronics & Communications	66	22	22	22	100	30	23	24	23
Industrial Biosciences	75	24	25	26	101	25	26	24	26
Nutrition & Health	170	55	57	58	236	58	58	58	62
Performance Materials	97	32	34	31	125	33	30	31	31
Protection Solutions	110	37	35	38	156	38	40	39	39
Other	7	3	1	3	6	2	-	3	1
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	868	245	300	323	1,177	265	251	318	343

DEPRECIATION AND AMORTIZATION	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13
Agriculture	436	97	78	121	140	358	79	72	95	112
Electronics & Communications	97	23	25	23	26	105	25	27	27	26
Industrial Biosciences	102	25	26	26	25	98	26	23	24	25
Nutrition & Health	264	64	66	68	66	271	67	66	66	72
Performance Materials	139	33	35	35	36	162	41	40	40	41
Protection Solutions	168	41	41	43	43	178	47	44	43	44
Other	8	1	2	2	3	9	2	1	5	1
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	1,214	284	273	318	339	1,181	287	273	300	321

DEPRECIATION AND AMORTIZATION	Year 2012	Year 2011
Agriculture	337	295
Electronics & Communications	113	99
Industrial Biosciences	106	74
Nutrition & Health	288	207
Performance Materials	171	188
Protection Solutions	166	143
Other	10	9
TOTAL DEPRECIATION AND AMORTIZATION BY SEGMENT	1,191	1,015

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations

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E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions, except per share)

RECONCILIATION OF DILUTED EARNINGS PER SHARE (EPS) [1]

	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Operating EPS (Non-GAAP)	2.84	0.34	1.24	1.26	2.77	0.27	0.13	1.09	1.26	3.36	0.57	0.39	0.98	1.42	3.12	0.42	0.26	1.08	1.37	2.36	2.34
Non-Operating Pension & OPEB Costs [2]	(0.24)	(0.08)	(0.10)	(0.05)	(0.29)	(0.06)	(0.09)	(0.07)	(0.09)	(0.09)	(0.03)	(0.02)	(0.03)	(0.03)	(0.38)	(0.09)	(0.10)	(0.10)	(0.11)	(0.46)	(0.38)
Significant Items	(0.04)	(0.25)	0.02	0.18	(0.39)	(0.47)	0.10	0.04	(0.06)	0.12	0.09	(0.01)	0.05	-	(0.40)	(0.31)	(0.03)	(0.08)	0.02	(0.70)	(0.25)
EPS from continuing operations (GAAP)	2.56	0.01	1.16	1.39	2.09	(0.26)	0.14	1.06	1.11	3.39	0.63	0.36	1.00	1.39	2.34	0.02	0.13	0.90	1.28	1.20	1.71

RECONCILIATION OF ADJUSTED EBIT / ADJUSTED EBITDA TO CONSOLIDATED INCOME STATEMENTS

	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Income (Loss) From Continuing Operations After Income Taxes (GAAP)	2,269	13	1,027	1,229	1,895	(231)	131	974	1,021	3,145	577	331	932	1,305	2,206	20	131	845	1,210	1,168	1,656
Add: (Benefit from) Provision for income taxes on continuing operations	643	(69)	306	406	696	(190)	96	260	530	1,168	247	303	313	305	360	(129)	(84)	254	319	122	59
Income (Loss) From Continuing Operations Before Income Taxes	2,912	(56)	1,333	1,635	2,591	(421)	227	1,234	1,551	4,313	824	634	1,245	1,610	2,566	(109)	47	1,099	1,529	1,290	1,715
Add: Significant Items - Pretax - (Benefit) / Charge	(38)	297	(44)	(291)	453	622	(138)	(85)	54	(209)	(137)	10	(85)	3	485	319	40	91	35	930	467
Add: Non-Operating Pension & OPEB Costs - Pretax [2]	321	114	133	74	397	86	115	87	109	128	32	32	32	32	533	123	140	124	146	651	532
Operating Earnings Before Income Taxes (Non-GAAP)	3,195	355	1,422	1,418	3,441	287	204	1,236	1,714	4,232	719	676	1,192	1,645	3,584	333	227	1,314	1,710	2,871	2,714
Less: Net Income Attributable to Noncontrolling Interests	14	4	4	6	6	(3)	-	5	4	10	-	1	3	6	13	-	3	4	6	24	39
Add: Interest Expense	278	93	93	92	322	82	82	74	84	377	87	93	94	103	448	108	108	115	117	464	447
Adjusted EBIT (Operating Earnings) (Non-GAAP)	3,459	444	1,511	1,504	3,757	372	286	1,305	1,794	4,599	806	768	1,283	1,742	4,019	441	332	1,425	1,821	3,311	3,122
Add: Depreciation and Amortization	979	280	339	360	1,338	303	291	361	383	1,366	316	296	380	374	1,341	325	314	338	364	1,369	1,186
Adjusted EBITDA (Operating Earnings) (Non-GAAP)	4,438	724	1,850	1,864	5,095	675	577	1,666	2,177	5,965	1,122	1,064	1,663	2,116	5,360	766	646	1,763	2,185	4,680	4,308

(1) Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.
(2) First quarter 2015 includes the impact of an exchange loss on non-operating pension of $23.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 29 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

CALCULATION OF NET DEBT	Sep-16	Jun-16	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Dec-14	Sep-14	Jun-14	Mar-14	Dec-13	Sep-13	Jun-13	Mar-13	Dec-12	Dec-11
Cash and Cash Equivalents	4,452	4,411	4,166	5,300	3,324	4,746	3,622	6,910	3,982	4,174	3,782	8,941	7,005	6,685	6,555	4,284	3,586
Marketable Securities	1,080	742	623	906	406	556	125	124	566	173	67	145	184	211	26	123	433
Total Cash	5,532	5,153	4,789	6,206	3,730	5,302	3,747	7,034	4,548	4,347	3,849	9,086	7,189	6,896	6,581	4,407	4,019
Short-Term Borrowings and Capital Lease Obligations	3,242	2,295	1,625	1,165	1,781	647	1,621	1,422	3,889	2,506	2,019	1,721	4,204	3,315	2,006	1,275	817
Long-Term Borrowings and Capital Lease Obligations	8,114	8,119	8,126	7,642	8,155	12,088	8,727	9,233	9,241	9,251	9,259	10,699	10,755	10,765	11,279	10,429	11,691
Total Debt	11,356	10,414	9,751	8,807	9,936	12,735	10,348	10,655	13,130	11,757	11,278	12,420	14,959	14,080	13,285	11,704	12,508
Net Debt (Non-GAAP)	5,824	5,261	4,962	2,601	6,206	7,433	6,601	3,621	8,582	7,410	7,429	3,334	7,770	7,184	6,704	7,297	8,489

CALCULATION OF FREE CASH FLOW[1]	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Cash (Used for)Provided by Operating Activities (GAAP)	(1,077)	426	341	(1,844)	2,316	4,161	200	78	(2,123)	3,712	5,514	269	350	(2,421)	3,179	5,512	298	36	(2,667)	4,849	5,152
Less: Purchases of Property, Plant and Equipment	759	252	150	357	1,629	338	353	373	565	2,020	709	530	461	320	1,882	659	466	436	321	1,793	1,843
Free Cash Flow (Non-GAAP)	(1,836)	174	191	(2,201)	687	3,823	(153)	(295)	(2,688)	1,692	4,805	(261)	(111)	(2,741)	1,297	4,853	(168)	(400)	(2,988)	3,056	3,309

(1) Data is on a total company basis.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 30 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

SEGMENT OPERATING EARNINGS MARGIN % (Segment Operating Earnings / Segment Net Sales) [(1)]	Year 2016	3Q16	2Q16	1Q16	Year 2015	4Q15	3Q15	2Q15	1Q15	Year 2014	4Q14	3Q14	2Q14	1Q14	Year 2013	4Q13	3Q13	2Q13	1Q13	Year 2012	Year 2011
Agriculture	21.9%	-16.9%	26.9%	29.1%	16.8%	-3.5%	-19.2%	24.0%	28.9%	20.8%	7.7%	-3.6%	23.1%	32.8%	21.1%	5.0%	-3.4%	25.8%	32.3%	20.4%	19.4%
Electronics & Communications	18.1%	21.9%	18.8%	13.1%	17.3%	17.6%	19.5%	16.9%	15.3%	14.1%	16.1%	14.5%	13.7%	12.1%	12.4%	14.1%	14.5%	13.9%	6.9%	8.8%	13.3%
Industrial Biosciences	18.5%	19.9%	17.5%	17.9%	16.4%	19.6%	16.3%	14.0%	15.4%	16.6%	16.5%	14.3%	17.6%	18.0%	14.2%	14.4%	14.1%	14.7%	13.6%	14.2%	12.1%
Nutrition & Health	15.0%	16.4%	15.6%	13.0%	11.5%	10.5%	12.6%	12.1%	10.6%	10.5%	9.4%	11.0%	11.1%	10.2%	8.2%	9.1%	8.8%	6.8%	8.3%	8.9%	8.2%
Performance Materials	24.7%	27.8%	24.3%	21.9%	22.9%	21.9%	24.3%	22.5%	23.0%	20.9%	22.6%	23.9%	18.7%	18.6%	20.3%	19.1%	22.6%	20.1%	19.1%	18.7%	14.7%
Protection Solutions	23.5%	22.4%	23.9%	24.1%	21.1%	20.4%	20.2%	22.5%	21.1%	20.3%	21.6%	20.9%	20.5%	18.5%	17.1%	20.0%	17.2%	16.3%	15.0%	15.2%	16.1%
TOTAL SEGMENT OPERATING EARNINGS MARGIN %	20.3%	12.3%	22.8%	23.2%	16.9%	10.4%	8.9%	20.3%	23.1%	17.7%	13.5%	11.6%	18.8%	23.8%	16.9%	11.7%	10.1%	19.6%	22.7%	15.9%	16.1%

(1) Segment Operating Earnings margin %'s for Other (which includes consulting solutions, pre-commercial programs, pharmaceuticals, and non-aligned businesses) are not presented separately above as they are not meaningful; however, the results are included in the Total margin %'s above.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 31 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(dollars in millions)

Reconciliation of Operating Costs to Consolidated Income Statement Line Items

GAAP operating costs is defined as other operating charges, selling, general and administrative expenses, and research and development costs. The reconciliation below reflects operating costs excluding significant items and non-operating pension/OPEB costs.

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015			
	As Reported (GAAP)	Less: Significant Items[1]	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)	As Reported (GAAP)	Less: Significant Items[1]	Less: Non-Operating Pension/OPEB Costs	(Non-GAAP)
Other operating charges	$ 176	$ -	$ -	$ 176	$ 91	$ (138)	$ -	$ 229
Selling, general and administrative expenses	1,016	122	45	849	1,046	-	46	1,000
Research and development expense	410	-	17	393	441	-	17	424
Total	$ 1,602	$ 122	$ 62	$ 1,418	$ 1,578	$ (138)	$ 63	$ 1,653

(1) Further information regarding significant items is included in our Quarterly Earnings Release financials.

Coporate expenses

The reconciliation below reflects GAAP corporate expenses excluding significant items.

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015
Corporate expenses (GAAP)	$ 208	$ 120
Significant items[1]	125	9
Corporate expenses (Non-GAAP)	$ 83	$ 111

(1) Further information regarding significant items is included in our Quarterly Earnings Release financials.

3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 32 10/25/2016

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES 2016 2015 2016 Outlook 1 2015 Actual Effective income tax rate (GAAP) 123.2% 42.3% 20.4% 26.9% Significant items effect and non-operating pension/OPEB costs effect (108.3%) 0.3% 0.8% 0.2% Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs 14.9% 42.6% 21.2% 27.1% Exchange gains (losses) effect 2 8.5% (4.7%) 1.8% (5.8%) Base income tax rate from continuing operations (Non-GAAP) 23.4% 37.9% 23.0% 21.3% (1) Represents the company's anticipated full year tax rates for 2016. (2) The company does not forecast the impact of exchange gains (losses) on the projected tax rate. Three Months Ended September 30, RECONCILIATION OF BASE INCOME TAX RATE TO EFFECTIVE INCOME TAX RATE (UNAUDITED) Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), significant items and non-operating pension/OPEB costs. Year Ended December 31, 3Q16 Supplemental Financial Data and Non-GAAP Reconciliations 33 10/25/2016

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